Exhibit 99.2

2 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Triple-Net Portfolio Same Store Triple-Net Portfolio Top 10 Relationships and COVID-19 Mitigation Summary Senior Housing - Managed Portfolio Loans and Other Investments | Development Pipeline NOI Concentrations Geographic Concentrations Lease Expirations 14 INVESTMENT ACTIVITY Summary Recent 17 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 21 FINANCIAL INFORMATION Condensed Consolidated Financial Statements - Statements of Income (Loss) Condensed Consolidated Financial Statements - Balance Sheets Condensed Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 27 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap CONTENT

SABRA | COMPANY INFORMATION

# SENIOR MANAGEMENT

**Rick Matros**
Chair of the Board, President and Chief Executive Officer

**Harold Andrews Jr.**
Executive Vice President, Chief Financial Officer and Secretary

**Talya Nevo-Hacohen**
Executive Vice President, Chief Investment Officer and Treasurer

**Michael Costa**
Executive Vice President - Finance, Chief Accounting Officer

# BOARD OF DIRECTORS

**Rick Matros**
Chair of the Board, President and Chief Executive Officer

**Ronald Geary**
Director

**Jeffrey Malehorn**
Director

**Craig Barbarosh**
Director

**Lynne Katzmann**
Director

**Clifton Porter II**
Director

**Katie Cusack**
Director

**Ann Kono**
Director

**Michael Foster**
Lead Independent Director

**Raymond Lewis**
Director

# CONTACT INFORMATION

**Sabra Health Care REIT, Inc.**
18500 Von Karman Avenue
Suite 550
Irvine, CA 92612
888.393.8248
sabrahealth.com

**Transfer Agent**
American Stock Transfer and Trust Company
6201 15th Avenue
Brooklyn, NY 11219

3 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021

SABRA | OVERVIEW

## Financial Metrics

Dollars in thousands, except per share data

| | September 30, 2021 | | | |
|---|---|---|---|---|
| | | Three Months Ended | | Nine Months Ended |
| Revenues | $ | 128,591 | $ | 433,888 |
| Net operating income [1] | | 96,276 | | 338,965 |
| Cash net operating income [1] | | 116,511 | | 347,711 |
| Diluted per share data: | | | | |
| EPS | $ | 0.05 | $ | (0.41) |
| FFO | | 0.27 | | 1.05 |
| Normalized FFO | | 0.38 | | 1.18 |
| AFFO | | 0.38 | | 1.15 |
| Normalized AFFO | | 0.38 | | 1.17 |
| Dividends per common share | | 0.30 | | 0.90 |

## Capitalization and Market Facts

| | September 30, 2021 |
|---|---|
| Common shares outstanding | 220.9 million |
| Common equity Market Capitalization | $3.3 billion |
| Consolidated Debt [2] | $2.4 billion |
| Consolidated Enterprise Value [2] | $5.4 billion |
| Common stock closing price | $14.72 |
| Common stock 52-week range | $12.86 - $19.02 |
| Common stock ticker symbol | SBRA |

## Key Credit Metrics [3]

| | September 30, 2021 |
|---|---|
| Net Debt to Adjusted EBITDA | 4.81x |
| Interest Coverage | 5.32x |
| Fixed Charge Coverage Ratio | 4.90x |
| Total Debt/Asset Value | 34 % |
| Secured Debt/Asset Value | 1 % |
| Unencumbered Assets/Unsecured Debt | 289 % |

## Portfolio [4]

Dollars in thousands

| *As of September 30, 2021* | Property Count | | Investment | Beds/Units | Occupancy Percentage [5] |
|---|---|---|---|---|---|
| Investment in Real Estate Properties, gross | | | | | |
| Triple-Net Portfolio: | | | | | |
| Skilled Nursing / Transitional Care | 282 | $ | 3,634,132 | 31,245 | 71.1 % |
| Senior Housing - Leased | 61 | | 701,613 | 4,079 | 78.1 |
| Specialty Hospitals and Other | 29 | | 688,779 | 1,228 | 83.1 |
| Total Triple-Net Portfolio | 372 | | 5,024,524 | 36,552 | |
| Senior Housing - Managed | 49 | | 1,008,557 | 5,140 | 78.8 [8] |
| Consolidated Equity Investments | 421 | | 6,033,081 | 41,692 | |
| Investment in Sales-Type Lease, net | 1 | | 25,184 | | |
| Investments in Loans Receivable, gross [6] | 17 | | 54,704 | | |
| Preferred Equity Investments, gross [7] | 8 | | 51,268 | | |
| Total Investments | 447 | $ | 6,164,237 | | |

***Includes 76 relationships in 41 U.S. states and Canada***

(1) Balance includes $0.5 million of Grant Income for the nine months ended September 30, 2021 and $2.4 million and $6.6 million of COVID-19 Pandemic Expenses for the three and nine months ended September 30, 2021, respectively.
(2) Assumes the October 7, 2021 redemption of $300.0 million of 4.80% senior unsecured notes due 2024 occurred as of September 30, 2021.
(3) See page 20 of this supplement for important information about these credit metrics.
(4) Excludes (i) one real estate property held for sale as of the end of the current period and (ii) our unconsolidated joint venture which consists of 158 facilities and 7,056 units.
(5) Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for our Senior Housing - Managed portfolio, which is presented for the current period on a trailing three month basis.
(6) One of our investments in loans receivable contains a purchase option on one Senior Housing development with 21 units.
(7) Our preferred equity investments include investments in entities owning six Senior Housing developments with 812 aggregate units and one Skilled Nursing/Transitional Care development with 120 beds.
(8) Reflects Occupancy Percentage of 75.5% and 79.8% for assisted living and independent living communities in our Senior Housing - Managed portfolio, respectively.

4 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021

SABRA

PORTFOLIO

Triple-Net Portfolio [1]

## Triple-Net Portfolio

Dollars in thousands

*As of September 30, 2021*

| | Skilled Nursing/ Transitional Care | Senior Housing - Leased | Specialty Hospitals and Other | Total |
|---|---|---|---|---|
| Number of Properties | 282 | 61 | 29 | 372 |
| Number of Beds/Units | 31,245 | 4,079 | 1,228 | 36,552 |
| Investment | $ 3,634,132 | $ 701,613 | $ 688,779 | $ 5,024,524 |

## Triple-Net Portfolio — EBITDARM Coverage [2]

| | 3Q 2021 | 2Q 2021 | 1Q 2021 | 4Q 2020 | 3Q 2020 |
|---|---|---|---|---|---|
| Skilled Nursing/Transitional Care | 1.78x | 1.99x | 1.99x | 1.93x | 1.84x |
| Specialty Hospitals and Other | 3.86x | 3.91x | 3.67x | 3.55x | 3.38x |
| Aggregate Acute/Post Acute and Other | 2.09x | 2.27x | 2.25x | 2.17x | 2.07x |
| Senior Housing - Leased | 1.09x | 1.12x | 1.23x | 1.25x | 1.31x |

## Triple-Net Portfolio — Operating Statistics [2]

Dollars in thousands

| | 3Q 2021 | 2Q 2021 | 1Q 2021 | 4Q 2020 | 3Q 2020 |
|---|---|---|---|---|---|
| **Skilled Nursing/Transitional Care** | | | | | |
| Number of Properties | 282 | 283 | 285 | 287 | 287 |
| Number of Beds | 31,245 | 31,321 | 31,533 | 31,761 | 32,019 |
| Cash NOI | $ 74,640 | $ 74,387 | $ 76,195 | $ 74,571 | $ 78,047 |
| Occupancy | 71.1 % | 72.0 % | 74.9 % | 77.3 % | 80.0 % |
| Skilled Mix | 40.1 % | 40.0 % | 39.6 % | 39.5 % | 39.0 % |
| **Senior Housing - Leased** | | | | | |
| Number of Properties | 61 | 62 | 65 | 65 | 64 |
| Number of Units | 4,079 | 4,147 | 4,217 | 4,282 | 4,242 |
| Cash NOI | $ 12,412 | $ 12,561 | $ 12,541 | $ 11,966 | $ 11,975 |
| Occupancy | 78.1 % | 78.5 % | 81.0 % | 83.1 % | 85.1 % |
| **Specialty Hospitals and Other** | | | | | |
| Number of Properties | 29 | 29 | 28 | 27 | 27 |
| Number of Beds | 1,228 | 1,228 | 1,228 | 1,092 | 1,193 |
| Cash NOI | $ 14,005 | $ 13,946 | $ 13,826 | $ 13,317 | $ 13,277 |
| Occupancy | 83.1 % | 81.9 % | 77.3 % | 75.3 % | 72.7 % |

(1) All metrics, except Cash NOI, exclude properties held for sale as of the end of the respective period.
(2) Occupancy Percentage and Skilled Mix (together, "Operating Statistics") and EBITDARM Coverage for each period presented include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears, and therefore, EBITDARM Coverage and Operating Statistics exclude assets acquired after June 30, 2021.

5 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021

SABRA
PORTFOLIO
Same Store Triple-Net Portfolio [1]

## Same Store Triple-Net Portfolio [2]

Dollars in thousands

| | Number of Properties | Number of Beds/Units 3Q 2021 | Number of Beds/Units 2Q 2021 | Cash NOI 3Q 2021 | Cash NOI 2Q 2021 |
|---|---|---|---|---|---|
| Skilled Nursing/Transitional Care | 281 | 31,245 | 31,245 | $ 74,605 | $ 74,265 |
| Senior Housing - Leased | 61 | 4,079 | 4,079 | $ 12,412 | $ 12,561 |
| Specialty Hospitals and Other | 28 | 1,228 | 1,228 | $ 13,981 | $ 13,911 |

## Same Store Triple-Net Portfolio — EBITDARM Coverage [3]

| | 3Q 2021 | 2Q 2021 |
|---|---|---|
| Skilled Nursing/Transitional Care | 1.79x | 2.00x |
| Specialty Hospitals and Other | 3.81x | 3.89x |
| Aggregate Acute/Post Acute and Other | 2.10x | 2.29x |
| Senior Housing - Leased | 1.11x | 1.15x |

## Same Store Triple-Net Portfolio — Operating Statistics [3]

| | Occupancy 3Q 2021 | Occupancy 2Q 2021 | Skilled Mix 3Q 2021 | Skilled Mix 2Q 2021 |
|---|---|---|---|---|
| Skilled Nursing/Transitional Care | 71.5 % | 72.2 % | 40.3 % | 40.1 % |
| Senior Housing - Leased | 78.5 % | 79.6 % | N/A | N/A |
| Specialty Hospitals and Other | 82.3 % | 81.6 % | N/A | N/A |

(1) Excludes one real estate property held for sale as of the end of the current period.
(2) Same store triple-net portfolio includes all facilities held for investment for the full period in both comparison periods.
(3) Same store EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears for Stabilized Facilities owned for the full period in both comparison periods.

6 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021

SABRA

PORTFOLIO

Top 10 Relationships and COVID-19 Mitigation Summary [1]

## Top 10 Relationships

| Relationship | Primary Facility Type | Tenant/Borrower Credit Exposure: As of September 30, 2021 [2] Number of Sabra Investments | % of Annualized Cash NOI | EBITDARM Coverage Twelve Months Ended [3]: September 30, 2021 | June 30, 2021 | Senior Housing - Managed Operator Exposure: As of September 30, 2021 [2] Number of Sabra Investments | % of Annualized Cash NOI | COVID-19 Mitigation Sources: PRF | Suspension of Medicare Sequestration | FMAP | AAMP | Employer Payroll Tax Delay | PPP |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Avamere Family of Companies | Skilled Nursing | 28 | 9.3 % | 1.40x | 1.54x | — | — | ✓ | ✓ | ✓ | | ✓ | ✓ |
| North American Healthcare | Skilled Nursing | 24 | 7.9 % | 1.43x | 1.61x | — | — | ✓ | ✓ | ✓ | ✓ | ✓ | N/A |
| Signature Healthcare | Skilled Nursing | 45 | 7.9 % | 1.89x | 1.91x | — | — | ✓ | ✓ | ✓ | ✓ | ✓ | N/A |
| Cadia Healthcare [4] | Skilled Nursing | 10 | 7.6 % | 1.76x | 1.64x | — | — | ✓ | ✓ | ✓ | ✓ | | N/A |
| Signature Behavioral [5] | Behavioral Hospitals | 6 | 7.1 % | 1.99x | 1.94x | — | — | ✓ | | | ✓ | ✓ | N/A |
| Genesis Healthcare, Inc. [6] | Skilled Nursing | 8 | 4.6 % | 0.72x | 1.04x | — | — | ✓ | ✓ | ✓ | ✓ | ✓ | N/A |
| Holiday AL Holdings LP | Independent Living | — | — | N/A | N/A | 22 | 4.4 % | | | | | ✓ | N/A |
| Healthmark Group | Skilled Nursing | 20 | 3.7 % | 1.94x | 2.10x | — | — | ✓ | ✓ | ✓ | | ✓ | ✓ |
| The McGuire Group | Skilled Nursing | 7 | 3.3 % | 2.24x | 2.53x | — | — | ✓ | ✓ | ✓ | ✓ | ✓ | N/A |
| CommuniCare | Skilled Nursing | 14 | 3.3 % | 1.75x | 2.22x | — | — | ✓ | ✓ | ✓ | ✓ | ✓ | N/A |
| | | 162 | 54.7 % | 1.68x | 1.80x | 22 | 4.4 % | | | | | | |
| Remaining 66 relationships | | 236 | 37.1 % | 2.41x | 2.63x | 27 | 3.8 % | | | | | | |
| | | 398 | 91.8 % | 1.96x | 2.13x | 49 | 8.2 % | | | | | | |

## COVID-19 Mitigation Summary [7]

| Mitigation Source | Mitigates EBITDARM Reductions | Description | Estimated Available (All Sabra Relationships) |
|---|---|---|---|
| PRF | Yes | The CARES Act has, to date, appropriated $178 billion to the Provider Relief Fund ("PRF") for hospitals and other health care providers nationwide to prevent, prepare for and respond to COVID-19, with such amount to be distributed through grants and other payment mechanisms. Thus far, approximately $145 billion of such appropriated amount has been funded through three phases of general distributions, various targeted distributions and certain performance-based incentive payments, with $25.5 billion of additional funding now being made available to health care providers (comprised of a $17 billion "Phase 4" distribution from remaining PRF allocated funds and $8.5 billion allocated to rural providers via the American Rescue Act passed March 11, 2021), the funding portal for which opened on September 29, 2021 with a deadline for application submission of October 26, 2021. | $250 million |
| Suspension of Medicare sequestration | Yes | The CARES Act initially suspending the Medicare sequester (2% of all Medicare fee-for-service payments) from May 1–December 31, 2020 has since been extended to December 31, 2021. | $20 million |
| FMAP | Yes | The Families First Coronavirus Response Act provides a temporary 6.2% increase in Federal Medical Assistance Percentages ("FMAP") retroactive to January 1, 2020 with continuation through March 31, 2022. States have discretion regarding the distribution of these funds to various healthcare providers. | $90 million |
| AAMP | (8) | The CARES Act expanded the existing program to allow acute, cancer and children's hospitals to request accelerated and advance Medicare payment ("AAMP") of up to 100% of their Medicare payments for a six-month period, while critical access hospitals may request up to 125%. Other Medicare providers and suppliers (including physicians) may request up to three months advance payment. Repayment will not begin for one year from when the first loan disbursement was made and will be interest-free for up to 29 months. | $140 million [9] |
| Employer payroll tax delay | (8) | Under the CARES Act, employers can defer payment of the 6.2% FICA tax on wages paid from March 27–December 31, 2020. 50% of the deferred payment is due by December 31, 2021, and the remaining 50% is due by December 31, 2022. All employers are eligible unless they have had a loan forgiven through the Paycheck Protection Program (see PPP below). | $40 million |
| PPP | Potentially | The Paycheck Protection Program ("PPP") established by the CARES Act has thus far been authorized to provide a total of up to $943 billion to fund special new loans to small businesses with fewer than 500 employees that have been affected by COVID-19. Through the PPP, the Small Business Association can provide businesses a maximum loan equal to 2.5x times its average monthly payroll costs, capped at $10 million with an aggregate corporate cap of $20 million. Loan amounts spent on payroll and certain other costs for eight weeks following loan origination would be forgiven. | $80 million |

(1) Excludes (i) one real estate property held for sale as of the end of the current period and (ii) our unconsolidated joint venture which consists of 158 facilities and 7,056 units.
(2) Consists of our direct investments.
(3) EBITDARM Coverage is presented for Stabilized Facilities operated by the applicable tenant and is presented one quarter in arrears.
(4) EBITDARM Coverage excludes one non-stabilized facility representing 1.2% of Annualized Cash NOI.
(5) EBITDARM Coverage excludes one non-stabilized facility representing 0.9% of Annualized Cash NOI.
(6) EBITDARM Coverage excludes a prorated portion of the residual rents due to Sabra from prior asset sales under our 2017 memorandum of understanding with Genesis representing 2.2% of Annualized Cash NOI.
(7) The following summarizes the aggregate amounts reported as being received by or made available to our operators from funding sources provided under the CARES Act.
(8) Provides additional near-term liquidity for our operators.
(9) Benefit may be limited depending on reserve requirements under any working capital or other loans utilized by our operators.

7 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021

SABRA

PORTFOLIO

Senior Housing - Managed Portfolio [1]

## Senior Housing - Managed Portfolio by Operator [2]

Dollars in thousands, except REVPOR

*As of September 30, 2021*

| | Holiday | Enlivant | Sienna | Other | Total |
|---|---|---|---|---|---|
| Property Type | IL | AL | IL | AL | AL / IL |
| Number of Properties | 22 | 11 | 8 | 8 | 49 |
| Number of Units | 3,117 | 631 | 757 | 635 | 5,140 |
| Investment [3] | $ 592,538 | $ 129,430 | $ 135,294 | $ 151,295 | $ 1,008,557 |
| Capital Expenditures: [3] | | | | | |
| Recurring | $ 3,072 | $ 153 | $ 301 | $ 95 | $ 3,621 |
| Non-recurring | $ — | $ 564 | $ 275 | $ 121 | $ 960 |
| Resident fees and services [4] | $ 18,432 | $ 8,190 | $ 4,680 | $ 8,517 | $ 39,819 |
| Cash NOI [4] | $ 5,243 | $ 669 | $ 1,289 | $ 1,857 | $ 9,058 |
| Cash NOI Margin % | 28.4 % | 8.2 % | 27.5 % | 21.8 % | 22.7 % |
| REVPOR | $ 2,505 | $ 5,962 | $ 2,636 | $ 5,924 | $ 3,272 |
| Occupancy | 80.3 % | 72.6 % | 78.2 % | 79.8 % | 78.8 % |

## Senior Housing - Managed Portfolio [2]

Dollars in thousands, except REVPOR

| | 3Q 2021 | 2Q 2021 | 1Q 2021 | 4Q 2020 | 3Q 2020 |
|---|---|---|---|---|---|
| Number of Properties | 49 | 49 | 48 | 47 | 47 |
| Number of Units | 5,140 | 5,140 | 5,024 | 4,924 | 4,924 |
| Capital Expenditures: [3] | | | | | |
| Recurring | $ 3,621 | $ 1,863 | $ 1,356 | $ 3,232 | $ 1,440 |
| Non-recurring | $ 960 | $ 332 | $ 181 | $ 685 | $ 381 |
| Resident fees and services [4] | $ 39,819 | $ 38,958 | $ 36,077 | $ 38,349 | $ 39,691 |
| Cash NOI [4] | $ 9,058 | $ 10,173 | $ 7,105 | $ 10,201 | $ 11,671 |
| Cash NOI Margin % | 22.7 % | 26.1 % | 19.7 % | 26.6 % | 29.4 % |
| REVPOR - AL | $ 5,946 | $ 5,909 | $ 5,908 | $ 6,062 | $ 5,962 |
| REVPOR - IL | $ 2,532 | $ 2,545 | $ 2,553 | $ 2,529 | $ 2,544 |
| Occupancy - AL | 75.5 % | 72.8 % | 69.6 % | 77.9 % | 80.5 % |
| Occupancy - IL | 79.8 % | 78.6 % | 79.0 % | 80.5 % | 81.9 % |

## Same Store Senior Housing - Managed Portfolio [5]

Dollars in thousands, except REVPOR

| | 3Q 2021 | 2Q 2021 | 1Q 2021 | 4Q 2020 | 3Q 2020 |
|---|---|---|---|---|---|
| Number of Properties | 47 | 47 | 47 | 47 | 47 |
| Resident fees and services [4] | $ 37,008 | $ 36,642 | $ 35,682 | $ 38,349 | $ 39,691 |
| Cash NOI [4] | $ 8,248 | $ 9,318 | $ 6,947 | $ 10,201 | $ 11,671 |
| Cash NOI Margin % | 22.3 % | 25.4 % | 19.5 % | 26.6 % | 29.4 % |
| REVPOR - AL | $ 6,066 | $ 6,028 | $ 5,952 | $ 6,062 | $ 5,962 |
| REVPOR - IL | $ 2,532 | $ 2,545 | $ 2,553 | $ 2,529 | $ 2,544 |
| Occupancy - AL | 73.5 % | 70.8 % | 68.8 % | 77.9 % | 80.5 % |
| Occupancy - IL | 79.8 % | 78.6 % | 79.0 % | 80.5 % | 81.9 % |

(1) Excludes our unconsolidated joint venture which consists of 158 facilities and 7,056 units.
(2) REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period and include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.
(3) Balances related to properties in Canada are based on the exchange rate as of the end of the period presented. The exchange rate as of September 30, 2021 was $0.7867 per 1 CAD.
(4) Revenues and Cash NOI balances include $0.5 million, $0.6 million and $1.2 million of Grant Income for 2Q 2021, 4Q 2020 and 3Q 2020, respectively; Cash NOI balances also include $0.8 million, $0.4 million, $0.9 million, $1.0 million and $1.2 million of COVID-19 Pandemic Expenses for 3Q 2021, 2Q 2021, 1Q 2021, 4Q 2020 and 3Q 2020, respectively.
(5) Same store Senior Housing - Managed portfolio includes all facilities owned for the full period in all comparison periods. Same store REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period for Stabilized Facilities owned for the full period in all comparison periods. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

8 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021

SABRA

PORTFOLIO

Loans and Other Investments | Development Pipeline

## Loans Receivable and Other Investments

Dollars in thousands

*As of September 30, 2021*

| Loan Type | Number of Loans | Property Type | Principal Balance | Book Value | Weighted Average Contractual Interest Rate | Weighted Average Annualized Effective Interest Rate | Interest Income Three Months Ended September 30, 2021 [1] | Maturity Date |
|---|---|---|---|---|---|---|---|---|
| Mortgage | 1 | Specialty Hospital | $ 19,000 | $ 19,000 | 10.0 % | 10.0 % | $ 486 | 01/31/27 |
| Construction | 1 | Senior Housing | 3,343 | 3,348 | 8.0 % | 7.8 % | 68 | 09/30/22 |
| Other | 15 | Multiple | 40,333 | 36,549 | 6.8 % | 6.9 % | 590 | 12/03/21-08/31/28 |
| | 17 | | 62,676 | 58,897 | 7.9 % | 7.9 % | $ 1,144 | |
| Allowance for loan losses | | | — | (4,269) | | | | |
| | | | $ 62,676 | $ 54,628 | | | | |

| Other Investment Type | Number of Investments | Property Type | Total Funding Commitments | Total Amount Funded | Book Value | Rate of Return | Other Income Three Months Ended September 30, 2021 [1] |
|---|---|---|---|---|---|---|---|
| Preferred Equity | 8 | Skilled Nursing / Senior Housing | $ 73,493 | $ 41,634 | $ 51,268 | 11.2 % | $ 1,381 |

## Proprietary Development Pipeline [2]

Dollars in thousands

*As of September 30, 2021*

| | Investment Type | | Property Type | | Investment Amount [3] | | Estimated Real Estate Value Upon Completion | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| State | Loan | Preferred Equity | Skilled Nursing/ Transitional Care | Senior Housing | Skilled Nursing/ Transitional Care | Senior Housing | Skilled Nursing/ Transitional Care | Senior Housing | Weighted Average Initial Cash Lease Yield | Certificate of Occupancy Timing [4] |
| Indiana | — | 1 | — | 1 | $ — | $ 7,831 | $ — | $ 38,000 | 6.0 % | Q3 2017 |
| Missouri | — | 1 | — | 1 | — | 4,238 | — | 73,300 | 6.5 % | Q4 2022 |
| Ohio | — | 2 | — | 2 | — | 11,660 | — | 64,000 | 6.8 % | Q1 2018–Q4 2019 |
| Texas | 1 | 1 | 1 | 1 | 3,610 | 3,338 | 14,475 | 5,700 | 8.6 % | Q3 2016–Q1 2020 |
| | 1 | 5 | 1 | 5 | $ 3,610 | $ 27,067 | $ 14,475 | $ 181,000 | 6.7 % | |

(1) Includes income related to loans receivable and other investments held as of September 30, 2021.
(2) Includes projects invested in or committed to as of September 30, 2021.
(3) Investment amount excludes accrued and unpaid interest receivable.
(4) Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.

9

SABRA 3Q 2021 SUPPLEMENTAL INFORMATION

September 30, 2021

SABRA
**PORTFOLIO**
NOI Concentrations (1)
As of September 30, 2021

# RELATIONSHIP CONCENTRATION


Avamere Family of Companies: 9.3%
North American Healthcare: 7.9%
Signature Healthcare: 7.9%
Cadia Healthcare: 7.6%
Signature Behavioral: 7.1%
Holiday 4.4%
Enlivant 1.2%
Other 2.6%
Managed (No Operator Credit Exposure): 8.2%
Other: 52.0%

# ASSET CLASS CONCENTRATION


Specialty Hospital and Other: 11.6%
Senior Housing - Leased: 10.6%
Senior Housing - Managed: 8.2%
Interest and Other Income: 2.2%
Skilled Nursing/ Transitional Care: 67.4%

# PAYOR SOURCE CONCENTRATION (2)


Private Pay: 37.1%
Non-Private: 62.9%

(1) Concentrations are calculated using Annualized Cash NOI and exclude (i) one real estate property held for sale as of the end of the current period and (ii) our unconsolidated joint venture which consists of 158 facilities and 7,056 units. Relationship and asset class concentrations use Annualized Cash NOI for real estate investments and investments in loans receivable and other investments. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments.
(2) Tenant and borrower revenue presented one quarter in arrears.

10 SABRA **3Q 2021** SUPPLEMENTAL INFORMATION September 30, 2021

SABRA

PORTFOLIO

Geographic Concentrations [1]

## Property Type

*As of September 30, 2021*

| Location | Skilled Nursing/ Transitional Care | Senior Housing - Leased | Senior Housing - Managed | Specialty Hospitals and Other | Total | % of Total |
|---|---|---|---|---|---|---|
| Texas | 38 | 9 | 6 | 14 | 67 | 15.9 % |
| California | 24 | 1 | 1 | 4 | 30 | 7.1 |
| Kentucky | 25 | 1 | — | 2 | 28 | 6.7 |
| Oregon | 15 | 4 | — | — | 19 | 4.5 |
| Indiana | 13 | 3 | — | 2 | 18 | 4.3 |
| Washington | 15 | 1 | 1 | — | 17 | 4.0 |
| Massachusetts | 17 | — | — | — | 17 | 4.0 |
| North Carolina | 13 | — | 2 | — | 15 | 3.6 |
| Missouri | 13 | — | 1 | — | 14 | 3.3 |
| Michigan | 1 | 9 | 1 | — | 11 | 2.6 |
| Other (31 states & Canada) | 108 | 33 | 37 | 7 | 185 | 44.0 |
| Total | 282 | 61 | 49 | 29 | 421 | 100.0 % |
| % of Total | 67.0 % | 14.5 % | 11.6 % | 6.9 % | 100.0 % | |

## Distribution of Beds/Units

*As of September 30, 2021*

| Location | Total Number of Properties | Property Type: Skilled Nursing/ Transitional Care | Senior Housing - Leased | Senior Housing - Managed | Specialty Hospitals and Other | Total | % of Total |
|---|---|---|---|---|---|---|---|
| Texas | 67 | 4,666 | 577 | 856 | 366 | 6,465 | 15.5 % |
| Kentucky | 28 | 2,598 | 142 | — | 100 | 2,840 | 6.8 |
| California | 30 | 2,058 | 58 | 102 | 340 | 2,558 | 6.1 |
| Massachusetts | 17 | 2,133 | — | — | — | 2,133 | 5.1 |
| Indiana | 18 | 1,439 | 432 | — | 48 | 1,919 | 4.6 |
| Oregon | 19 | 1,520 | 377 | — | — | 1,897 | 4.6 |
| Washington | 17 | 1,591 | 52 | 113 | — | 1,756 | 4.2 |
| North Carolina | 15 | 1,454 | — | 237 | — | 1,691 | 4.1 |
| New York | 10 | 1,566 | — | 107 | — | 1,673 | 4.0 |
| Missouri | 14 | 1,075 | — | 184 | — | 1,259 | 3.0 |
| Other (31 states & Canada) | 186 | 11,145 | 2,441 | 3,541 | 374 | 17,501 | 42.0 |
| Total | 421 | 31,245 | 4,079 | 5,140 | 1,228 | 41,692 | 100.0 % |
| % of Total | | 74.9 % | 9.8 % | 12.3 % | 3.0 % | 100.0 % | |

(1) Excludes (i) one real estate property held for sale as of the end of the current period and (ii) our unconsolidated joint venture which consists of 158 facilities and 7,056 units.

11 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021

SABRA

PORTFOLIO

Geographic Concentrations Continued [1]

## Investment

Dollars in thousands

*As of September 30, 2021*

| | | Property Type | | | | | |
|---|---|---|---|---|---|---|---|
| Location | Total Number of Properties | Skilled Nursing/ Transitional Care | Senior Housing - Leased | Senior Housing - Managed | Specialty Hospitals and Other | Total | % of Total |
| Texas | 67 | $ 382,335 | $ 81,305 | $ 183,333 | $ 196,035 | $ 843,008 | 14.0 % |
| California | 30 | 435,612 | 18,203 | 38,025 | 225,723 | 717,563 | 11.9 |
| Oregon | 19 | 261,316 | 86,860 | — | — | 348,176 | 5.8 |
| Maryland | 8 | 329,940 | — | — | — | 329,940 | 5.5 |
| New York | 10 | 297,573 | — | 20,120 | — | 317,693 | 5.2 |
| Kentucky | 28 | 230,928 | 23,669 | — | 39,687 | 294,284 | 4.9 |
| Indiana | 18 | 169,222 | 88,824 | — | 11,356 | 269,402 | 4.4 |
| Washington | 17 | 188,764 | 10,686 | 27,879 | — | 227,329 | 3.8 |
| Arizona | 8 | 34,532 | 10,348 | 38,508 | 121,757 | 205,145 | 3.4 |
| North Carolina | 15 | 123,462 | — | 68,854 | — | 192,316 | 3.2 |
| Other (31 states & Canada) [2] | 201 | 1,180,448 | 381,718 | 631,838 | 94,221 | 2,288,225 | 37.9 |
| Total | 421 | $ 3,634,132 | $ 701,613 | $ 1,008,557 | $ 688,779 | $6,033,081 | 100.0 % |
| % of Total | | 60.3 % | 11.6 % | 16.7 % | 11.4 % | 100.0 % | |

(1) Excludes (i) one real estate property held for sale as of the end of the current period and (ii) our unconsolidated joint venture which consists of 158 facilities and 7,056 units.
(2) Investment balance in Canada is based on the exchange rate as of September 30, 2021 of $0.7867 per 1 CAD.

12 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021

SABRA

PORTFOLIO

Lease Expirations

# Lease Expirations [1]

Dollars in thousands

*As of September 30, 2021*

| | Skilled Nursing/ Transitional Care | Senior Housing - Leased | Specialty Hospitals and Other | Total Annualized Revenues | % of Total |
|---|---|---|---|---|---|
| 2021 | $ — | $ 501 | $ — | $ 501 | 0.1 % |
| 2022 | 24,724 | 5,310 | — | 30,034 | 7.0 % |
| 2023 | 9,303 | — | — | 9,303 | 2.2 % |
| 2024 | 21,925 | 2,397 | — | 24,322 | 5.6 % |
| 2025 | 14,875 | 3,202 | 1,308 | 19,385 | 4.5 % |
| 2026 | 29,257 | 1,317 | — | 30,574 | 7.1 % |
| 2027 | 42,126 | — | 34,191 | 76,317 | 17.7 % |
| 2028 | 15,408 | 6,850 | 4,037 | 26,295 | 6.1 % |
| 2029 | 58,840 | 5,881 | 5,700 | 70,421 | 16.3 % |
| 2030 | 12,734 | — | 3,035 | 15,769 | 3.6 % |
| Thereafter | 95,239 | 25,801 | 7,771 | 128,811 | 29.8 % |
| Total Annualized Revenues | $ 324,431 | $ 51,259 | $ 56,042 | $ 431,732 | 100.0 % |

(1) Excludes (i) Senior Housing - Managed communities and (ii) one real estate property held for sale as of the end of the current period. Annualized Revenues are net of repositioning reserves, if applicable.

13

SABRA 3Q 2021 SUPPLEMENTAL INFORMATION

September 30, 2021

SABRA

INVESTMENT ACTIVITY

Summary

## Investment Activity

Dollars in thousands

| Investment | Initial Investment Date | Property Type | Number of Properties | Beds/Units | 2021 Amounts Invested [1] | Rate of Return/ Initial Cash Yield |
|---|---|---|---|---|---|---|
| **Real Estate** | | | | | | |
| The Claiborne at West Lake [2] | 03/05/21 | Senior Housing - Managed | 1 | 100 | $ 26,500 | 7.60 % |
| Landmark Pensacola [3] | 03/15/21 | Specialty Hospitals and Other | 1 | 60 | 2,000 | 9.00 % |
| Baxter Senior Living [4] | 05/01/21 | Senior Housing - Managed | 1 | 116 | 32,500 | 7.75 % |
| Signature Healthcare of Elizabethtown [5] | 05/27/21 | Skilled Nursing/ Transitional Care | 1 | 124 | 2,155 | 8.50 % |
| Additions to Real Estate [6] | Various | Multiple | N/A | N/A | 13,175 | 8.19 % |
| Total Real Estate Investments | | | | | 76,330 | 7.83 % |
| **Preferred Equity** | | | | | | |
| Shelbourne - Chesterfield [7] | 06/21/21 | Senior Housing | 1 | 150 | 4,141 | 10.00 % |
| Dwight Mortgage Trust [8] | N/A | N/A | N/A | N/A | — | 10.00 % |
| Total Preferred Equity Investments | | | | | 4,141 | 10.00 % |
| **All Investments through September 30, 2021** | | | | | $ 80,471 | 7.94 % |
| | | | | | | |
| **Subsequent to September 30, 2021:** | | | | | | |
| **Real Estate** | | | | | | |
| Legacy - Jasper | 10/01/21 | Senior Housing - Leased | 1 | 113 | $ 26,250 | 6.93 % |
| **Loans Receivable** | | | | | | |
| Recovery Centers of America [9] | 10/15/21 | Specialty Hospitals and Other | 6 | 928 | $ 290,000 | 7.50 % |

(1) Excludes capitalized acquisition costs and origination fees.
(2) Transaction includes a potential earnout of up to $5.5 million if certain performance metrics are achieved after one year. Yield assumes maximum earnout payment and estimated post-earnout trailing 3-month Cash NOI.
(3) Bed count reflects expected capacity at the completion of a $3.2 million construction project currently in progress.
(4) Transaction includes a potential earnout if certain performance metrics are achieved after 18 months. Yield assumes estimated earnout payment and estimated post-earnout trailing 3-month Cash NOI.
(5) Bed count reflects expected capacity at the completion of a $19.6 million construction project currently in progress.
(6) Excludes capital expenditures for the Senior Housing - Managed portfolio and recurring capital expenditures for the Triple-Net portfolio.
(7) Unit count reflects expected capacity at the completion of development. Sabra has the option to purchase the development at fair market value upon achievement of specified milestones.
(8) Transaction includes a $25.0 million total commitment to invest over time in a fund of bridge-to-HUD loans. Rate of return is shown net of expected fees.
(9) Transaction provides Sabra a right of first offer to acquire the underlying facilities and includes an additional $35.0 million commitment to be secured by two additional properties with 232 aggregate beds currently in lease-up which is to be funded after specific performance metrics are achieved by the portfolio and by the two additional properties currently in lease-up

14 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021

15 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 LEGACY LIVING OF JASPER Investment Date Units October 1, 2021 113 Investment Amount Property Type $26.3 million Senior Housing - Leased Investment Type Annualized GAAP Income Real Estate $2.1 million Number of Properties Initial Cash Yield 1 6.93% Location Indiana INVESTMENT ACTIVITY Recent

16 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 RECOVERY CENTERS OF AMERICA Investment Date Beds (1) October 15, 2021 1,160 Investment Amount (1) Property Type $325.0 million ($290.0 million funded as of October 15, 2021) Specialty Hospitals and Other Investment Type Annualized GAAP Income (2) Mortgage Loan Receivable $24.4 million Number of Properties (1) Rate of Return 8 7.50% Location (3) Various INVESTMENT ACTIVITY Recent (1) Transaction provides Sabra a right of first offer to acquire the underlying facilities. Number of properties and bed count includes two properties with 232 aggregate beds currently in lease-up. Remaining $35.0 million commitment to be funded after specific performance metrics are achieved by the portfolio and by the two properties currently in lease-up. (2) Represents expected income once the remaining $35.0 million commitment is fully funded. (3) Properties are located in Illinois, Indiana, Maryland (2), Massachusetts (2), New Jersey and Pennsylvania.

SABRA
CAPITALIZATION
Overview

## Debt

Dollars in thousands

| *As of September 30, 2021* | | Consolidated Debt |
|---|---|---|
| Secured debt | $ | 78,060 |
| Revolving credit facility | | — |
| Term loans | | 598,337 |
| Senior unsecured notes [(1)] | | 1,750,000 |
| Total | | 2,426,397 |
| Deferred financing costs and premiums/discounts, net [(1)] | | (21,769) |
| Total, net | $ | 2,404,628 |

## Revolving Credit Facility

Dollars in thousands

| *As of September 30, 2021* | | |
|---|---|---|
| Credit facility availability | $ | 1,000,000 |
| Credit facility capacity | | 1,000,000 |

## Enterprise Value

Dollars in thousands, except per share amounts

| *As of September 30, 2021* | Shares Outstanding | | Price | | Value |
|---|---|---|---|---|---|
| Common stock | 220,858,092 | $ | 14.72 | $ | 3,251,031 |
| Consolidated Debt [(1)] | | | | | 2,426,397 |
| Cash and cash equivalents [(1)] | | | | | (246,338) |
| Consolidated Enterprise Value | | | | $ | 5,431,090 |

## At-The-Market Common Stock Offering Program

Dollars in thousands, except per share amounts

| | | |
|---|---|---|
| Availability as of September 30, 2021 | $ | 497,339 |
| Forward sales agreements as of September 30, 2021 | | |
| Shares outstanding | | 175,611 |
| Weighted average price per share, net of commissions | $ | 15.00 |

## Common Stock and Equivalents

| | Weighted Average Common Shares | | | | |
|---|---|---|---|---|---|
| | Three Months Ended September 30, 2021 | | Nine Months Ended September 30, 2021 | | |
| | EPS, FFO and Normalized FFO | AFFO and Normalized AFFO | EPS | FFO and Normalized FFO | AFFO and Normalized AFFO |
| Common stock | 220,852,338 | 220,852,338 | 216,214,041 | 216,214,041 | 216,214,041 |
| Common equivalents | 13,180 | 13,180 | 13,180 | 13,180 | 13,180 |
| Basic common and common equivalents | 220,865,518 | 220,865,518 | 216,227,221 | 216,227,221 | 216,227,221 |
| Dilutive securities: | | | | | |
| Restricted stock units | 1,198,205 | 1,676,344 | — | 1,128,974 | 1,650,074 |
| Forward equity sale agreements | 187 | 187 | — | 29,609 | 29,609 |
| Diluted common and common equivalents | 222,063,910 | 222,542,049 | 216,227,221 | 217,385,804 | 217,906,904 |

(1) Assumes the October 7, 2021 redemption of $300.0 million of 4.80% senior unsecured notes due 2024 occurred as of September 30, 2021. Deferred financing costs, net and discount, net have been adjusted to remove $2.3 million and $0.2 million, respectively, associated with the senior unsecured notes due 2024.

17 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021

18 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 CAPITALIZATION Indebtedness Fixed | Variable Rate Debt Dollars in thousands Weighted Average Interest Rate (1)As of September 30, 2021 Principal     % of Total Fixed Rate Debt   Secured debt $ 78,060     3.40%   3.2 % Unsecured senior notes (2) 1,750,000     4.04%   72.1 % Total fixed rate debt 1,828,060     4.02%   75.3 % Variable Rate Debt   Term loans (3) 598,337 2.27% 24.7 % Consolidated Debt $ 2,426,397     3.58%   100.0 % Secured | Unsecured Debt Dollars in thousands Weighted Average Interest Rate (1)As of September 30, 2021 Principal     % of Total Secured Debt   Secured debt $ 78,060     3.40%   3.2 % Unsecured Debt Unsecured senior notes (2) 1,750,000     4.04%   72.1 % Term loans 598,337 2.27% 24.7 % Total unsecured debt 2,348,337     3.59%   96.8 % Consolidated Debt $ 2,426,397     3.58%   100.0% (1) Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements. (2) Assumes the October 7, 2021 redemption of $300.0 million of 4.80% senior unsecured notes due 2024 occurred as of September 30, 2021. (3) Term loans include $436.3 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.14%, and $98.3 million (CAD $125.0 million) subject to swap agreements that fix CDOR at 1.10%. Excluding these amounts, variable rate debt was 2.3% of Consolidated Debt as of September 30, 2021.

SABRA

CAPITALIZATION

Debt Maturity

## Debt Maturity Schedule

| Dollars in thousands<br>*As of September 30, 2021* | Secured Debt | | Unsecured Senior Notes [1] | | Term Loans | | Revolving Credit Facility [2] | | Consolidated Debt | |
|---|---|---|---|---|---|---|---|---|---|---|
| | Principal | Rate [3] | Principal | Rate [3] | Principal | Rate [3] | Principal | Rate [3] | Principal | Rate [3] |
| 10/01/21 - 12/31/21 | $ 16,280 | 3.05 % | $ — | — | $ — | — | $ — | — | $ 16,280 | 3.05 % |
| 2022 | 2,412 | 2.88 % | — | — | — | — | — | — | 2,412 | 2.88 % |
| 2023 | 2,478 | 2.89 % | — | — | — | — | — | 1.18 % | 2,478 | 2.89 % |
| 2024 | 2,545 | 2.90 % | — | — | 598,337 | 1.39 % | — | — | 600,882 | 1.39 % |
| 2025 | 2,615 | 2.91 % | — | — | — | — | — | — | 2,615 | 2.91 % |
| 2026 | 2,687 | 2.92 % | 500,000 | 5.13 % | — | — | — | — | 502,687 | 5.11 % |
| 2027 | 2,761 | 2.93 % | 100,000 | 5.88 % | — | — | — | — | 102,761 | 5.80 % |
| 2028 | 2,837 | 2.94 % | — | — | — | — | — | — | 2,837 | 2.94 % |
| 2029 | 2,914 | 2.96 % | 350,000 | 3.90 % | — | — | — | — | 352,914 | 3.89 % |
| 2030 | 2,994 | 2.98 % | — | — | — | — | — | — | 2,994 | 2.98 % |
| Thereafter | 37,537 | 3.27 % | 800,000 | 3.20 % | — | — | — | — | 837,537 | 3.20 % |
| Total | 78,060 | | 1,750,000 | | 598,337 | | — | | 2,426,397 | |
| Discount, net | — | | (2,723) | | — | | — | | (2,723) | |
| Deferred financing costs, net | (1,092) | | (13,242) | | (4,712) | | — | | (19,046) | |
| Total, net | $ 76,968 | | $ 1,734,035 | | $ 593,625 | | $ — | | $ 2,404,628 | |
| Wtd. avg. maturity/years | 17.5 | | 8.0 | | 2.9 | | 1.9 | | 7.0 | |
| Wtd. avg. interest rate [4] | 3.40 % | | 4.04 % | | 2.27 % | | 1.18 % | | 3.58 % | |

(1) Assumes the October 7, 2021 redemption of $300.0 million of 4.80% senior unsecured notes due 2024 occurred as of September 30, 2021. Deferred financing costs, net and discount, net have been adjusted to remove $2.3 million and $0.2 million, respectively, associated with the senior unsecured notes due 2024.
(2) Revolving Credit Facility is subject to two six-month extension options.
(3) Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate derivative agreements.
(4) Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

19 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021

20 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 Key Credit Metrics (1) December 31, 2020 September 30, 2021 Net Debt to Adjusted EBITDA (2) 4.88x 4.81x Interest Coverage (2) 5.32x 5.32x Fixed Charge Coverage Ratio (2) 5.14x 4.90x Total Debt/Asset Value 35% 34 % Secured Debt/Asset Value 1% 1 % Unencumbered Assets/Unsecured Debt 282% 289 % Cost of Permanent Consolidated Debt (3) 3.65% 3.58 % Unsecured Notes Ratings S&P (Stable outlook) BBB- Fitch (Stable outlook) BBB- Moody's (Stable outlook) Ba1 CAPITALIZATION Credit Metrics and Ratings (1) Key credit statistics (except Net Debt to Adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes. In addition, the key credit statistics as of September 30, 2021 assume the October 7, 2021 redemption of $300.0 million of 4.80% senior unsecured notes due 2024 was completed as of the beginning of the period presented. (2) Based on the trailing twelve month period ended as of the date indicated. (3) Excludes revolving credit facility balance that had an interest rate of 1.18% and 1.24% as of September 30, 2021 and December 31, 2020, respectively. In addition, the cost of permanent debt as of September 30, 2021 assumes the October 7, 2021 redemption of $300.0 million of 4.80% senior unsecured notes due 2024 occurred as of September 30, 2021.

21 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Income (Loss) Dollars in thousands, except per share data Three Months Ended September 30, Nine Months Ended September 30,   2021 2020 2021 2020 Revenues: Rental and related revenues (1) $ 85,367 $ 100,612 $ 309,533 $ 319,851 Interest and other income 3,405 3,299 9,377 8,756 Resident fees and services 39,819 39,341 114,978 117,908       Total revenues 128,591 143,252 433,888 446,515     Expenses: Depreciation and amortization 45,046 44,209 133,912 132,579 Interest 24,243 24,904 72,956 75,900 Triple-net portfolio operating expenses 5,075 5,249 15,210 15,481 Senior housing - managed portfolio operating expenses 30,761 27,745 88,607 82,976 General and administrative 8,683 7,216 26,432 24,650 (Recovery of) provision for loan losses and other reserves (26) (90) 1,890 706 Impairment of real estate 495 3,154 495 3,154       Total expenses 114,277 112,387 339,502 335,446     Other income (expense): Loss on extinguishment of debt (913) (139) (1,760) (531) Other income 277 115 386 2,308 Net gain (loss) on sales of real estate 655 2,715 (1,784) 2,828 Total other income (expense) 19 2,691 (3,158) 4,605 Income before (loss) income from unconsolidated joint venture and income tax (expense) benefit 14,333 33,556 91,228 115,674 (Loss) income from unconsolidated joint venture (4,018) 2,766 (178,817) (13,037) Income tax (expense) benefit (92) 138 (1,314) (1,337) Net income (loss) $ 10,223 $ 36,460 $ (88,903) $ 101,300     Net income (loss), per: Basic common share $ 0.05 $ 0.18 $ (0.41) $ 0.49         Diluted common share $ 0.05 $ 0.18 $ (0.41) $ 0.49         Weighted-average number of common shares outstanding, basic 220,865,518 205,791,699 216,227,221 205,592,806   Weighted-average number of common shares outstanding, diluted 222,063,910 206,727,167 216,227,221 206,442,674 (1) See page 22 for additional details regarding Rental and related revenues.

22 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Income (Loss) - Supplemental Information Dollars in thousands, except per share data Three Months Ended September 30, Nine Months Ended September 30,   2021 2020 2021 2020 Cash rental income $ 101,496 $ 103,519 $ 305,480 $ 305,478 Straight-line rental income 3,391 4,198 11,114 13,649 Straight-line rental income receivable write-offs (25,213) (10,409) (25,213) (13,750) Above/below market lease amortization 1,081 2,196 3,985 5,823 Above/below market lease intangible write-offs — (3,894) — (7,063) Operating expense recoveries 4,612 5,002 14,167 15,714 Rental and related revenues $ 85,367 $ 100,612 $ 309,533 $ 319,851

23 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Balance Sheets Dollars in thousands, except per share data September 30, 2021 December 31, 2020   (unaudited)   Assets Real estate investments, net of accumulated depreciation of $805,260 and $681,657 as of September 30, 2021 and December 31, 2020, respectively $ 5,228,677 $ 5,285,038 Loans receivable and other investments, net 105,896 102,839 Investment in unconsolidated joint venture 109,944 288,761 Cash and cash equivalents 546,338 59,076 Restricted cash 5,080 6,447 Lease intangible assets, net 76,430 82,796 Accounts receivable, prepaid expenses and other assets, net 137,181 160,646 Total assets $ 6,209,546 $ 5,985,603 Liabilities Secured debt, net $ 76,968 $ 79,065 Term loans, net 593,625 1,044,916 Senior unsecured notes, net 2,031,494 1,248,393 Accounts payable and accrued liabilities 126,828 146,276 Lease intangible liabilities, net 51,531 57,725 Total liabilities 2,880,446 2,576,375 Equity Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2021 and December 31, 2020 — — Common stock, $0.01 par value; 500,000,000 shares authorized, 220,858,092 and 210,560,815 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively 2,209 2,106 Additional paid-in capital 4,344,273 4,163,228 Cumulative distributions in excess of net income (1,001,238) (716,195) Accumulated other comprehensive loss (16,144) (39,911) Total equity 3,329,100 3,409,228 Total liabilities and equity $ 6,209,546 $ 5,985,603

24 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Cash Flows Dollars in thousands Nine Months Ended September 30, 2021 2020 Cash flows from operating activities: Net (loss) income $ (88,903) $ 101,300 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation and amortization 133,912 132,579 Non-cash rental and related revenues 10,113 1,340 Non-cash interest income (1,444) (1,743) Non-cash interest expense 5,389 6,527 Stock-based compensation expense 6,987 5,651 Loss on extinguishment of debt 1,760 531 Provision for loan losses and other reserves 1,890 706 Net loss (gain) on sales of real estate 1,784 (2,828) Impairment of real estate 495 3,154 Other-than-temporary impairment of unconsolidated joint venture 164,126 — Loss from unconsolidated joint venture 14,691 13,037 Distributions of earnings from unconsolidated joint venture — 11,318 Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net 13,062 (3,523) Accounts payable and accrued liabilities (5,403) (2,594) Net cash provided by operating activities 258,459 265,455 Cash flows from investing activities: Acquisition of real estate (62,116) (92,945) Origination and fundings of loans receivable — (1,651) Origination and fundings of preferred equity investments (4,153) (20,059) Additions to real estate (29,278) (32,416) Repayments of loans receivable 2,432 3,095 Repayments of preferred equity investments 683 3,399 Net proceeds from the sales of real estate 15,066 8,754 Distributions in excess of earnings from unconsolidated joint venture — 1,305 Net cash used in investing activities (77,366) (130,518) Cash flows from financing activities: Net borrowings from revolving credit facility — 56,000 Proceeds from issuance of senior unsecured notes 791,520 — Principal payments on term loans (455,000) — Principal payments on secured debt (2,185) (2,396) Payments of deferred financing costs (7,444) (819) Issuance of common stock, net 172,188 20,961 Dividends paid on common stock (194,311) (215,747) Net cash provided by (used in) financing activities 304,768 (142,001) Net increase (decrease) in cash, cash equivalents and restricted cash 485,861 (7,064) Effect of foreign currency translation on cash, cash equivalents and restricted cash 34 (230) Cash, cash equivalents and restricted cash, beginning of period 65,523 49,143 Cash, cash equivalents and restricted cash, end of period $ 551,418 $ 41,849 Supplemental disclosure of cash flow information: Interest paid $ 66,051 $ 67,995 Supplemental disclosure of non-cash investing activities: Decrease in loans receivable and other investments due to acquisition of real estate $ — $ 20,731 Secured debt assumed by buyer in connection with sale of real estate $ — $ 31,830

SABRA
FINANCIAL INFORMATION
FFO, Normalized FFO, AFFO and Normalized AFFO

## FFO, Normalized FFO, AFFO and Normalized AFFO

Dollars in thousands

| | Three Months Ended September 30, 2021 | Three Months Ended September 30, 2020 | Nine Months Ended September 30, 2021 | Nine Months Ended September 30, 2020 |
|---|---|---|---|---|
| Net income (loss) | $ 10,223 | $ 36,460 | $ (88,903) | $ 101,300 |
| Add: | | | | |
| Depreciation and amortization of real estate assets | 45,046 | 44,209 | 133,912 | 132,579 |
| Depreciation and amortization of real estate assets related to unconsolidated joint venture | 4,806 | 10,391 | 16,529 | 21,525 |
| Net (gain) loss on sales of real estate | (655) | (2,715) | 1,784 | (2,828) |
| Net loss (gain) on sales of real estate related to unconsolidated joint venture | 15 | (7,537) | 30 | 3,271 |
| Impairment of real estate | 495 | 3,154 | 495 | 3,154 |
| Other-than-temporary impairment of unconsolidated joint venture | — | — | 164,126 | — |
| FFO | $ 59,930 | $ 83,962 | $ 227,973 | $ 259,001 |
| Write-offs of straight-line rental income receivable and lease intangibles | 24,326 | 14,522 | 22,054 | 21,200 |
| Lease termination income | — | (300) | — | (300) |
| Loss on extinguishment of debt | 913 | 139 | 1,760 | 531 |
| (Recovery of) provision for loan losses and other reserves | (26) | (90) | 1,890 | 706 |
| Support payment paid to joint venture manager | — | — | 2,450 | — |
| Other normalizing items [(1)] | 148 | 589 | 852 | (1,197) |
| Normalized FFO | $ 85,291 | $ 98,822 | $ 256,979 | $ 279,941 |
| FFO | $ 59,930 | $ 83,962 | $ 227,973 | $ 259,001 |
| Stock-based compensation expense | 2,428 | 916 | 6,987 | 5,651 |
| Non-cash rental and related revenues | 20,740 | 7,907 | 10,113 | 1,340 |
| Non-cash interest income | (530) | (608) | (1,444) | (1,743) |
| Non-cash interest expense | 1,744 | 2,069 | 5,389 | 6,527 |
| Non-cash portion of loss on extinguishment of debt | 913 | 139 | 1,760 | 531 |
| (Recovery of) provision for loan losses and other reserves | (26) | (90) | 1,890 | 706 |
| Other non-cash adjustments related to unconsolidated joint venture | (150) | 394 | (1,364) | 1,337 |
| Other non-cash adjustments | (213) | 115 | 320 | 570 |
| AFFO | $ 84,836 | $ 94,804 | $ 251,624 | $ 273,920 |
| Cash portion of lease termination income | — | (300) | — | (300) |
| Support payment paid to joint venture manager | — | — | 2,450 | — |
| Other normalizing items [(1)] | 405 | 567 | 963 | (1,259) |
| Normalized AFFO | $ 85,241 | $ 95,071 | $ 255,037 | $ 272,361 |
| Amounts per diluted common share: | | | | |
| Net income (loss) | $ 0.05 | $ 0.18 | $ (0.41) | $ 0.49 |
| FFO | $ 0.27 | $ 0.41 | $ 1.05 | $ 1.25 |
| Normalized FFO | $ 0.38 | $ 0.48 | $ 1.18 | $ 1.36 |
| AFFO | $ 0.38 | $ 0.46 | $ 1.15 | $ 1.32 |
| Normalized AFFO | $ 0.38 | $ 0.46 | $ 1.17 | $ 1.31 |
| Weighted average number of common shares outstanding, diluted: | | | | |
| Net income (loss) | 222,063,910 | 206,727,167 | 216,227,221 | 206,442,674 |
| FFO and Normalized FFO | 222,063,910 | 206,727,167 | 217,385,804 | 206,442,674 |
| AFFO and Normalized AFFO | 222,542,049 | 207,523,386 | 217,906,904 | 207,288,178 |

(1) FFO and AFFO for the nine months ended September 30, 2021 and 2020 include $0.4 million and $2.3 million, respectively, earned during the period related to legacy Care Capital Properties, Inc. investments. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

25 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021

26 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 FINANCIAL INFORMATION Components of Net Asset Value (NAV) (1) (1) Excludes our unconsolidated joint venture which consists of 158 facilities and 7,056 units and our 49% share of the unconsolidated joint venture's debt which was $375.2 million as of September 30, 2021. (2) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (3) Assumes the October 7, 2021 redemption of $300.0 million of 4.80% senior unsecured notes due 2024 occurred as of September 30, 2021. (4) Includes balances that impact cash or NOI and excludes non-cash items. Annualized Cash NOI Dollars in thousands Skilled Nursing/Transitional Care $ 324,431 Senior Housing - Leased 51,258 Senior Housing - Managed 39,304 Specialty Hospitals and Other 56,042 Annualized Cash NOI (excluding loans receivable and other investments) $ 471,035 Obligations Dollars in thousands Secured debt (2) $ 78,060 Unsecured senior notes (2)(3) 1,750,000 Term loans (2) 598,337 Consolidated Debt 2,426,397 Add (less): Cash and cash equivalents and restricted cash (3) (251,418) Accounts payable and accrued liabilities (4) 110,331 Net obligations $ 2,285,310 Other Assets Dollars in thousands Loans receivable and other investments, net $ 105,896 Investment in unconsolidated joint venture 109,944 Accounts receivable, prepaid expenses and other assets, net (4) 47,348 Total other assets $ 263,188 Common Shares Outstanding Total shares 220,858,092 We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business.

27 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations (including our 2021 guidance), cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: the ongoing COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and measures intended to prevent its spread, and the related impact on our tenants, operators and Senior Housing - Managed communities; our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs, on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark beginning after 2021; our ability to raise capital through equity and debt financings; risks associated with our investment in the Enlivant Joint Venture; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.  Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/ financials/reports-presentations/non-gaap. Tenant and Borrower Information This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company's Annual Report on Form 10- K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com.

28 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance. Annualized Cash Net Operating Income (“Annualized Cash NOI”)* The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses, excluding COVID-19 Pandemic Expenses, and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income. Annualized Revenues  The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries, additional rents or Grant Income and are net of repositioning reserves, if applicable. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income. Cash NOI Margin Cash NOI Margin is calculated as Cash NOI divided by resident fees and services. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. COVID-19 Pandemic Expenses COVID-19 Pandemic Expenses consist primarily of (i) personal protective equipment (“PPE”) costs, (ii) incremental labor costs (including bonuses, hero pay and additional labor needed to implement new health and safety protocols) and (iii) incremental supply costs required to implement new health and safety protocols (e.g., disposable food containers and stronger disinfectants), in each case incurred by communities in our Senior Housing - Managed portfolio specifically as a result of the COVID-19 pandemic. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

29 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 APPENDIX Reporting Definitions Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*  The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non- cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does. Grant Income Grant income consists of funds specifically paid to communities in our Senior Housing - Managed portfolio from state or federal governments related to the pandemic and were incremental to the amounts that would have otherwise been received for providing care to residents. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Debt* The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements. Net Debt to Adjusted EBITDA* Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Operating Income (“NOI”)*   The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

30 SABRA 3Q 2021 SUPPLEMENTAL INFORMATION September 30, 2021 APPENDIX Reporting Definitions Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. REVPOR REVPOR represents the average revenues generated per occupied unit per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues, excluding Grant Income, divided by average monthly occupied unit days. REVPOR includes only Stabilized Facilities. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) facilities acquired during the three months preceding the period presented. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.